Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Oilsands Quest Inc., of our report dated July 24, 2007 relating to the consolidated financial statements, which appear in Form 10-KSB, filed on July 30, 2007.
/s/ Pannell Kerr Forster
Registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vancouver, Canada
August 2, 2007